Exhibit 4.4

BANCO SANTANDER, S.A.

as Issuer,

THE BANK OF NEW YORK MELLON,

London Branch

as Trustee and Principal Paying Agent

and

THE BANK OF NEW YORK MELLON SA/NV,

Luxembourg Branch

as Subordinated Debt Securities Registrar

FIRST SUPPLEMENTAL INDENTURE

dated as of August 8, 2023

to

SUBORDINATED DEBT SECURITIES INDENTURE

dated as of August 8, 2023

FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”), dated as of August 8, 2023, among BANCO SANTANDER, S.A., a sociedad anónima incorporated under the laws of The Kingdom of Spain (the “Company”), having its principal executive office located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, as issuer, THE BANK OF NEW YORK MELLON, London Branch, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the “Trustee,” which term includes any successor Trustee) and principal paying agent (the “Principal Paying Agent,” which term includes any successor Principal Paying Agent), having its Corporate Trust Office at 160 Queen Victoria Street, London EC4V 4LA, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, a société anonyme/naamloze vennootschap, incorporated under the laws of Belgium, as subordinated debt securities registrar (the “Subordinated Debt Securities Registrar”), having its principal office at 2-4 Rue Eugène Ruppert, L-2453 Luxembourg, Luxembourg.

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered a Subordinated Debt Securities Indenture dated as of August 8, 2023 (the “Base Indenture” and, the Base Indenture, as supplemented and amended by this First Supplemental Indenture, the “Subordinated Debt Securities Indenture”), to provide for the issuance of the Company’s subordinated debt securities (the “Subordinated Debt Securities”), including the Subordinated Notes (as defined below).

WHEREAS, Section 9.01(d) of the Base Indenture permits the Company and the Trustee to change or eliminate any provisions of the Base Indenture without the consent of Holders, subject to certain conditions;

WHEREAS, Section 9.01(f) of the Base Indenture permits the Company and the Trustee to enter into a supplemental indenture to establish the forms or terms of Subordinated Debt Securities of any series as permitted under Sections 2.01 and 3.01 of the Base Indenture without the consent of Holders;

WHEREAS, there are no Outstanding Subordinated Debt Securities of any series created prior to the execution of this First Supplemental Indenture that are entitled to the benefit of the provisions set forth herein or that would be adversely affected by such provisions;

WHEREAS, the Executive Committee of the Company has authorized the entry into this First Supplemental Indenture and the establishment of the Subordinated Notes (as defined below), as required by Section 9.01 of the Base Indenture;

WHEREAS, the parties hereto desire to establish a series of Subordinated Debt Securities to be known as the Series SUBSAN-189 6.921% Tier 2 Subordinated Fixed Rate Notes due 2033 (the “Subordinated Notes”) pursuant to Sections 2.01 and 3.01 of the Base Indenture. The Subordinated Notes may be issued from time to time, and any Subordinated Notes issued as part of the series created herein will constitute a single series of Subordinated Debt Securities under the Subordinated Debt Securities Indenture and shall be included in the definition of “Subordinated Notes” where the context requires;

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this First Supplemental Indenture and the Company has provided the Trustee with an Executive Committee Resolution authorizing the execution of this First Supplemental Indenture;

WHEREAS, all actions required by the Company to be taken in order to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects; and

WHEREAS, where indicated, this First Supplemental Indenture shall amend and supplement the Base Indenture; and to the extent that the terms of the Base Indenture are inconsistent with such provisions of this First Supplemental Indenture, the terms of this First Supplemental Indenture shall govern.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definition of Terms. For all purposes of this First Supplemental Indenture:

(a) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(b) capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Base Indenture;

(c) the singular includes the plural and vice versa;

(d) headings are for convenience of reference only and do not affect interpretation; and

(e) for the purposes of this First Supplemental Indenture and the Base Indenture, the term “series” shall mean a series of the Subordinated Debt Securities.

ARTICLE 2

FORM OF SUBORDINATED NOTES

Section 2.01. Terms of the Subordinated Notes. The following terms relating to the Subordinated Notes are hereby established pursuant to Section 3.01 of the Base Indenture:

(a) The Subordinated Notes shall be designated as: the Series SUBSAN-189 6.921% Tier 2 Subordinated Fixed Rate Notes due 2033;

(b) The price at which the Subordinated Notes shall be issued is 100.000% of the principal amount thereof;

(c) The aggregate principal amount of the Subordinated Notes that may be authenticated and delivered under the Subordinated Debt Securities Indenture shall not exceed $2,000,000,000, except as otherwise provided in the Subordinated Debt Securities Indenture, including Section 2.01(t) hereof;

(d) Principal on the Subordinated Notes shall be payable on August 8, 2033 (the “Maturity Date”);

(e) The Subordinated Notes shall be issued in global registered form on August 8, 2023. From (and including) the date of issuance to (but excluding) the Maturity Date, interest on the Subordinated Notes will be payable at a fixed rate of 6.921% per annum. Interest will be payable semi-annually in arrears on February 8 and August 8 of each year (each, an “Interest Payment Date”), commencing on February 8, 2024, up to and including the Maturity Date or any date of earlier redemption;

Interest on the Subordinated Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months and, in the case of an incomplete month, on the basis of the actual number of days elapsed in such month. The Regular Record Dates for the Subordinated Notes will be 15 calendar days immediately preceding the relevant Interest Payment Date, whether or not a Business Day. If any scheduled Interest Payment Date is not a Business Day, the Company will pay interest on the next Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the scheduled maturity date or date of redemption or repayment is not a Business Day, the Company may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment;

(f) No premium, upon redemption or otherwise, shall be payable by the Company on the Subordinated Notes;

(g) Principal of and any interest on the Subordinated Notes shall be paid to the Holder through The Bank of New York Mellon, as paying agent of the Company having offices in London, United Kingdom and the Borough of Manhattan, The City of New York;

(h) The Subordinated Notes shall not be redeemable except as provided in Section 11.08 and Section 11.09 of the Subordinated Debt Securities Indenture;

(i) The Company shall have no obligation to redeem or purchase the Subordinated Notes pursuant to any sinking fund or analogous provision;

(j) The Subordinated Notes shall be issued only in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof;

(k) The principal amount of the Subordinated Notes shall be payable upon the declaration of acceleration thereof pursuant to Section 5.02 of the Base Indenture;

(l) Additional Amounts in respect of the Subordinated Notes shall be payable as set forth in the Subordinated Debt Securities Indenture;

(m) The Subordinated Notes shall be denominated in, and payments thereon shall be made in, U.S. Dollars only;

(n) The payment of principal of or interest, if any, on the Subordinated Notes shall be payable only in the coin or currency in which the Subordinated Notes are denominated;

(o) The Subordinated Notes will be issued in the form of one or more global securities in registered form, without coupons attached, and initially registered in the name of Cede & Co., as nominee of The Depository Trust Company, the Depositary;

(p) The Subordinated Notes will not be initially issued in definitive form;

(q) The Events of Default on the Subordinated Notes are as provided for in this First Supplemental Indenture;

(r) The Company agrees with respect to the Subordinated Notes and each Holder of the Subordinated Notes, by his or her acquisition of the Subordinated Notes, will be deemed to have agreed to the subordination described in Sections 12.01 and 12.02 of the Base Indenture. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Subordinated Notes. In addition, each Holder of the Subordinated Notes by his or her acquisition of such Subordinated Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Subordinated Notes as provided in the Subordinated Debt Securities Indenture, and appoints the Trustee as his or her attorney-in-fact for any and all such purposes;

(s) The form of the Subordinated Notes to be issued on the date hereof shall be substantially in the form of Exhibit A hereto;

(t) The Company may issue additional Subordinated Notes (“Additional Subordinated Notes”) after the date hereof having the same ranking and same interest rate, maturity date, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first Interest Payment Date, as the Subordinated Notes; provided, however, that such Additional Subordinated Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes unless the Additional Subordinated Notes are fungible with the Subordinated Notes for U.S. federal income tax purposes. Any such Additional Subordinated Notes, together with the Subordinated Notes, will constitute a single series of securities under the Subordinated Debt Securities Indenture;

(u) The Company appoints The Bank of New York Mellon, London Branch, as the Principal Paying Agent for the Subordinated Notes;

(v) The Company appoints The Bank of New York Mellon SA/NV, Luxembourg Branch as the Subordinated Debt Securities Registrar for the Subordinated Notes pursuant to Section 3.05 of the Base Indenture;

(w) If (i) a Capital Disqualification Event or (ii) a tax event that would entitle the Company to redeem the Subordinated Notes as set forth in Section 11.08 of the Base Indenture occurs and is continuing, the Company may substitute all (but not some) of the Subordinated Notes or modify the terms of all (but not some) of the Subordinated Notes as provided for in Section 8.04 of the Subordinated Debt Securities Indenture;

(x) Subject to applicable law, neither any Holder or beneficial owner of the Subordinated Notes nor the Trustee acting on behalf of the Holders of the Subordinated Notes may exercise, claim or plead any right of set-off, netting, compensation or retention in respect of any amount owed to it by the Company in respect of, or arising under, or in connection with, the Subordinated Notes as provided for in Section 12.04 of the Subordinated Debt Securities Indenture;

(y) Each Holder of the Subordinated Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 13 of the Subordinated Debt Securities Indenture; and

(z) The Bank of New York Mellon SA/NV, Luxembourg Branch, as the Subordinated Debt Securities Registrar for the Subordinated Notes acknowledges, accepts, consents to and agrees to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority as provided for in Article 13 of the Subordinated Debt Securities Indenture.

ARTICLE 3

ADDITIONAL TERMS APPLICABLE TO THE SUBORDINATED NOTES

Section 3.01. Addition of Definitions. With respect to the Subordinated Notes, Section 1.01 of the Base Indenture is amended to include the following definitions (which shall be deemed to arise in Section 1.01 in their proper alphabetical order):

“Issue Date” means August 8, 2023, being the date of the initial issue of the Subordinated Notes.

“Maturity Date” means August 8, 2033.

Section 3.02. Payment. Notwithstanding Section 3.07 of the Base Indenture, payments of interest, if any, and any Additional Amounts on the Subordinated Notes may be made by wire transfer of immediately available funds.

Section 3.03. Replacement of Provisions with Respect to Events of Default. With respect to the Subordinated Notes, Section 5.01(a) of the Base Indenture is hereby replaced with the following:

Except as otherwise provided pursuant to Section 3.01, if any of the following events occurs and is continuing with respect to the Subordinated Debt Securities of any series it shall constitute an “Event of Default”:

(i) Non-payment: default is made in the payment of any interest or principal due in respect of the Subordinated Debt Securities of that series or any of them and such default continues for a period of seven days (or such other period as may be specified pursuant to Section 3.01); or

(ii) Winding up: any order is made by any competent court or resolution passed for the winding up or liquidation of the Company (for avoidance of doubt, any reconstruction or amalgamation or a merger, spin-off or any other structural modification (modificación estructural), subject to the provisions of Article 8 will not be considered as a winding up event of default).

Section 3.04. Replacement of Provisions with Respect to Subordinated Debt Securities Subordinate to Claims of Senior Creditors. With respect to the Subordinated Notes, Section 12.01 of the Base Indenture is hereby replaced with the following:

The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of the Subordinated Debt Securities of any series by his or her acceptance thereof, likewise covenants and agrees, that the payment obligations of the Company under the Subordinated Debt Securities of such series constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of the Company and for so long as the obligations of the Company in respect of the Subordinated Debt Securities constitute Tier 2 Instruments, such payment obligations rank:

(i) pari passu among themselves and with (a) all other claims in respect of Tier 2 Instruments, and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Company’s obligations under Tier 2 Instruments;

(ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of the Company (including any claim of the Company in respect of Senior Non Preferred Liabilities), and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Company’s obligations under the Tier 2 Instruments; and

(iii) senior to (a) any claims in respect of Additional Tier 1 Instruments of the Company, and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of the Company under Tier 2 Instruments.

The provisions of this Article 12 shall apply only to rights or claims payable under any Subordinated Debt Securities of any series and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 hereof, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to any series of Subordinated Debt Securities and each Holder of Subordinated Debt Securities of any series, by his or her acquisition of a Subordinated Debt Security will be deemed to have agreed to the subordination as described in this Section 12.01. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Subordinated Debt Security. In addition, each holder of Subordinated Debt Securities of any series by his or her acquisition of such Subordinated Debt Securities authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of such Subordinated Debt Securities as provided in this Subordinated Debt Securities Indenture and appoints the Trustee his or her attorney-in-fact for any and all such purposes.

The obligations of the Company under the Subordinated Debt Securities are subject to the Bail-in Power.

Section 3.05. Replacement of Provisions with Respect to Repurchase of Subordinated Debt Securities. With respect to the Subordinated Notes, Section 11.12 of the Base Indenture is hereby replaced with the following:

The Company and any of its subsidiaries or any third party designated by any of them, may only repurchase Subordinated Debt Securities of any series in the open market or otherwise and at any price in accordance with Applicable Banking Regulations in force at the relevant time, and will be subject to the prior consent of the Regulator, as required.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Effect of Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by each of the Company and the Trustee, the Base Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Base Indenture for all purposes in respect of the Subordinated Notes or otherwise as applicable.

Section 4.02. Confirmation of Indenture. The Base Indenture, as amended and supplemented by this First Supplemental Indenture with respect to the Subordinated Notes or otherwise as applicable, is in all respects ratified and confirmed, and the Base Indenture, this First Supplemental Indenture and all other indentures supplemental thereto shall, in respect of the Subordinated Notes or otherwise as applicable, be read, taken and construed as one and the same instrument. This First Supplemental Indenture constitutes an integral part of the Subordinated Debt Securities Indenture and, where applicable, with respect to the Subordinated Notes. In the event of a conflict between the terms and conditions of the Base Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail where applicable.

Section 4.03. Concerning the Trustee. The Trustee does not make any representations as to the validity, sufficiency or adequacy of this First Supplemental Indenture or the Subordinated Notes. The recitals and statements herein and in the Subordinated Notes are deemed to be those of the Company and not the Trustee. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Base Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

Section 4.04. Governing Law. The Subordinated Debt Securities Indenture and the Subordinated Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Sections 12.01 and 12.02 of the Subordinated Debt Securities Indenture, Section 2.01(r) of this First Supplemental Indenture and the status provisions of the Subordinated Notes, which shall be governed by and construed in accordance with the laws of the Kingdom of Spain, and except that the authorization and execution by the Company of the Subordinated Debt Securities Indenture and the Subordinated Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

Section 4.05. Separability. In case any provision contained in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.06. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, email or other electronic format (e.g., PDF, “tif” or “jpg”) transmission and other electronically imaged signatures (including, without limitation, DocuSign and AdobeSign) shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, email or other electronic format (e.g., PDF, “tif” or “jpg”) shall be deemed to be their original signatures for all purposes. This First Supplemental Indenture and any indenture supplemental hereto and any other document, certificate or opinion delivered in connection with this First Supplemental Indenture, such supplemental indenture or the issuance and delivery of the Subordinated Debt Securities may be signed by or on behalf of the Company and the Trustee by manual, facsimile or pdf or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign).

Section 4.07. Electronic Means. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this First Supplemental Indenture and related financing documents and delivered using email, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder (collectively, the “Electronic Means”); provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

Section 4.08. Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this First Supplemental Indenture or any other agreements, arrangements, or understanding between the Subordinated Debt Securities Registrar and the Company or any Holder, the Company and each Holder acknowledges and accepts that a BRRD Liability arising under this First Supplemental Indenture may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Subordinated Debt Securities Registrar to the Company or to any Holder under this First Supplemental Indenture, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Subordinated Debt Securities Registrar or another person, and the issue to or conferral on the Company or on any Holder of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this First Supplemental Indenture, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority in respect of the Subordinated Debt Securities Registrar.

Solely as used in this Section 4.08:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“Bail-in Powers” means any Write-down and Conversion Powers (as defined in the EU Bail-in Legislation Schedule), in relation to the relevant Bail-in Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended from time to time.

“BRRD Liability” means a liability in respect of which the relevant Write-down and Conversion Powers (as defined in the EU Bail-in Legislation Schedule) in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Subordinated Securities Registrar.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

BANCO SANTANDER, S.A., as Issuer

By:	/s/ Juan Urigoen Irusta
Name:	Juan Urigoen Irusta
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, London Branch, as Trustee

By:	/s/ Ricardo Da Rocha
Name:	Ricardo Da Rocha
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON SA/NV, Luxembourg Branch, as Registrar

By:	/s/ Ricardo Da Rocha
Name:	Ricardo Da Rocha
Title:	Authorized Signatory

[Signature Page to First Supplemental Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY AS THE DEPOSITARY (AS DEFINED IN THE SUBORDINATED DEBT SECURITIES INDENTURE GOVERNING THIS NOTE), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE BASE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 3.05 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 3.09 OF THE BASE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SUBORDINATED NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SUBORDINATION OF THIS NOTE IS SET FORTH IN SECTIONS 12.01 AND 12.02 OF THE SUBORDINATED DEBT SECURITIES INDENTURE, AND SECTION 2.01(r) OF THE FIRST SUPPLEMENTAL INDENTURE, AND THIS NOTE IS ISSUED SUBJECT TO THE PROVISIONS OF SUCH SECTIONS 12.01, 12.02 AND 2.01(r), RESPECTIVELY, AND THE HOLDER OF THIS NOTE, BY ACCEPTING THE SAME, AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS. THE PROVISIONS OF SECTIONS 12.01 AND 12.02 OF THE SUBORDINATED DEBT SECURITIES INDENTURE, SECTION 2.01(r) OF THE FIRST SUPPLEMENTAL INDENTURE AND THE TERMS OF THIS PARAGRAPH ARE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE KINGDOM OF SPAIN.

CUSIP No. 05964H AV7

ISIN No. US05964HAV78

SERIES SUBSAN-189 6.921% TIER 2 SUBORDINATED FIXED RATE NOTES DUE 2033

(THE “SUBORDINATED NOTES”)

Issued by

BANCO SANTANDER, S.A.

No.	$

BANCO SANTANDER, S.A., a sociedad anónima, incorporated under the laws of the Kingdom of Spain (herein called the “Company,” which term includes any successor person under the Subordinated Debt Securities Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $             (            dollars) on August 8, 2033 (the “Maturity Date”) or on such earlier date as the principal hereof may become due in accordance with the terms hereof and to pay interest thereon semi-annually in arrears on February 8 and August 8 of each year, commencing on February 8, 2024, and ending on August 8, 2033 (each, an “Interest Payment Date”). Interest so payable on any Interest Payment Date shall be paid to the Holder in whose name this Note is registered on the 15th calendar day immediately preceding the relevant Interest Payment Date, whether or not such day is a Business Day, as defined in the Subordinated Debt Securities Indenture (each a “Regular Record Date”).

From (and including) the date of issuance to (but excluding) the Maturity Date, interest on this Note will be payable at a fixed rate of 6.921% per annum.

Payments of interest on this Note shall be computed on the basis of a 360-day year divided into twelve months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed in such month.

Payment of the principal amount of and any interest on, this Note will be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Such payment shall be made to the Holder including through a paying agent of the Company for collection by the Holder. If the date for payment of the principal amount hereof or interest thereon is not a Business Day, then (subject as provided in the Subordinated Debt Securities Indenture) such payment shall be made on the next succeeding Business Day with the same force and effect as if made on such date for payment, provided that no interest shall accrue on such payment for the period from and after such payment date.

The Subordinated Notes are issuable in minimum denominations of $200,000 and integral multiples of $200,000 in excess thereof.

For informational purposes only, without any substantive effect whatsoever and solely in order to comply with Article 413(d) of the Spanish Companies Law (Ley de Sociedades de Capital), approved by Royal Decree 1/2010, of July 2, to the extent applicable, it is hereby noted that the initial aggregate principal amount of the Subordinated Notes, i.e., US$2,000,000,000, was equivalent to approximately €1,819,000,000, at the Bloomberg reference exchange rate as of July 31, 2023 of US$1.00 per €0.9095. Amounts due on the Notes shall not under any circumstances whatsoever be payable in any currency other than U.S. Dollars.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of such Note for the purpose of receiving payment of principal and interest, if any, on and any Additional Amounts with respect to such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to on the reverse hereof by manual, PDF or other electronically imaged signature (including, without limitation, DocuSign and AdobeSign), this Note shall not be entitled to any benefit under the Subordinated Debt Securities Indenture or be valid or obligatory for any purpose.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the Subordinated Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Subordinated Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this Note or Amounts Due;

•

the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Subordinated Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its articles 48 and 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended from time to time.

“Business Day” means any day, other than Saturday or Sunday, that is not a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in the City of New York or London nor a day when the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 System), or any successor thereto, is closed for business.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time.

The public deed of issuance (escritura de emisión) related to the Subordinated Notes represented hereby was executed on August 3, 2023 before Mr. Miguel Ruiz-Gallardón García with the number 5,182 of his records.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

BANCO SANTANDER, S.A., as Issuer

By:
Name:
Title:

[Global Note Signature Page]

CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Debt Securities of the series designated herein referred to in the within-mentioned Subordinated Debt Securities Indenture.

Dated:

THE BANK OF NEW YORK MELLON,
London Branch, as Trustee

By:
Authorized Signatory

[Global Note Signature Page]

[REVERSE OF SECURITY]

This Note is one of a duly authorized issue of securities of the Company of the series designated Series SUBSAN-189 6.921% Tier 2 Subordinated Fixed Rate Notes due 2033 (herein called the “Subordinated Notes”) issued and to be issued in one or more series under a Subordinated Debt Securities Indenture, dated as of August 8, 2023 (herein called the “Base Indenture”), between the Company, as issuer, and The Bank of New York Mellon, London Branch, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), as amended and supplemented by the First Supplemental Indenture, dated as of August 8, 2023, among the Company, The Bank of New York Mellon, London Branch, as Trustee and Principal Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Subordinated Debt Securities Registrar (the “First Supplemental Indenture” and, the Base Indenture, as amended and supplemented by the First Supplemental Indenture, the “Subordinated Debt Securities Indenture”) to which Subordinated Debt Securities Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee and the Holders of the Subordinated Notes and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Subordinated Debt Securities Indenture unless otherwise indicated. The terms of the Subordinated Notes include those stated in the Subordinated Debt Securities Indenture. The Subordinated Notes are subject to all such terms, and Holders are referred to the Subordinated Debt Securities Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Subordinated Debt Securities Indenture, the terms of the Subordinated Debt Securities Indenture will control.

This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount to $2,000,000,000; provided, that the Company may, from time to time, without the consent of the Holders of the Subordinated Notes, issue additional Subordinated Debt Securities under the Subordinated Debt Securities Indenture, having the same ranking and same interest rate, maturity, redemption terms and other terms, except for the price to the public, original interest accrual date, issue date and first interest payment date, as the Subordinated Notes; provided, however, that such additional Subordinated Notes will not have the same CUSIP, ISIN or other identifying number as the outstanding Subordinated Notes unless the additional Subordinated Notes are fungible with the Subordinated Notes for U.S. federal income tax purposes. Any such additional Subordinated Notes, together with the Subordinated Notes, will constitute a single series of Subordinated Notes under the Subordinated Debt Securities Indenture and shall be included in the definition of “Subordinated Debt Securities” in the Base Indenture where the context requires.

The payment obligations of the Company under the Subordinated Notes constitute direct, unconditional, unsecured and subordinated obligations (créditos subordinados) of the Company according to Article 281.1 of the Spanish Insolvency Law and, in accordance with Additional Provision 14.3 of Law 11/2015 (but subject to any other ranking that may apply as a result of any mandatory provision of law (or otherwise)), upon the insolvency of the Company and for so long as the Subordinated Notes constitute Tier 2 Instruments (as defined below), such payment obligations rank: (i) pari passu among themselves and with (a) all other claims in respect of Tier 2 Instruments and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank pari passu with the Company’s obligations under the Tier 2 Instruments; (ii) junior to (a) any unsubordinated obligations (créditos ordinarios) of the Company (including any claim of the Company in respect of Senior Non Preferred Liabilities (as defined below)) and (b) any other subordinated obligations (créditos subordinados) which by law and/or by their terms, to the extent permitted by Spanish law, rank senior to the Company’s obligations under the Tier 2 Instruments; and (iii) senior to (a) any claims in respect of Additional Tier 1 Instruments (as defined below) of the Company, and (b) any other subordinated obligations (créditos subordinados) of the Company which by law and/or by their terms, to the extent permitted by Spanish law, rank junior to the obligations of the Company under the Tier 2 Instruments.

The obligations of the Company under the Subordinated Notes are subject to the Bail-in Power.

“Additional Tier 1 Capital” means any additional tier 1 capital (capital de nivel 1 adicional) in accordance with Chapter 3 (Additional Tier 1 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Additional Tier 1 Instrument” means any instrument of the Company qualifying as Additional Tier 1 Capital in whole or in part from time to time.

“Law 11/2015” means Law 11/2015 of 18 June, on recovery and resolution of credit institutions and investment firms (Ley 11/2015, de 18 de junio, de recuperación y resolución de entidades de crédito y empresas de servicios de inversión) as amended or replaced from time to time.

“Senior Non Preferred Liabilities” means any unsubordinated and unsecured senior non preferred obligations (créditos ordinarios no preferentes) of the Company under Additional Provision 14.2 of Law 11/2015 and any other obligations which, by law and/or by their terms, and to the extent permitted by Spanish law, rank pari passu with the Senior Non Preferred Liabilities.

“Spanish Insolvency Law” means the restated text of the Spanish Insolvency Law (Ley Concursal) approved by the Royal Decree-Legislative 1/2020, of 5 May, as amended from time to time.

“Tier 2 Capital” means tier 2 capital (capital de nivel 2) of the Company in accordance with Chapter 4 (Tier 2 capital) of Title I (Elements of own funds) of Part Two (Own Funds and Eligible Liabilities) of the CRR and/or Applicable Banking Regulations at any time, including any applicable transitional, phasing in or similar provisions.

“Tier 2 Instrument” means any instrument of the Company qualifying as Tier 2 Capital in whole or in part from time to time.

The provisions of Sections 12.01 and 12.02 of the Subordinated Debt Securities Indenture, and Section 2.01(r) of the First Supplemental Indenture shall apply only to rights or claims payable with respect to the Subordinated Notes and nothing herein shall affect or prejudice the payment of the costs, charges, expenses, liabilities, indemnity or remuneration of the Trustee, the first lien rights of the Trustee under Section 6.08 of the Base Indenture, or the rights and remedies of the Trustee in respect thereof.

The Company agrees with respect to the Subordinated Notes and each Holder of the Subordinated Notes, by his or her acquisition of the Subordinated Notes will be deemed to have agreed to the above-described subordination. Each such Holder will be deemed to have irrevocably waived his or her rights of priority which would otherwise be accorded to him or her under the laws of Spain, to the extent necessary to effectuate the subordination provisions of the Subordinated Notes. In addition, each Holder of the Subordinated Notes by his or her acquisition of such Subordinated Notes authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate the subordination of the Subordinated Notes as provided in the Subordinated Debt Securities Indenture, and as summarized herein and appoints the Trustee as his or her attorney-in-fact for any and all such purposes.

Notwithstanding any other term of this Note or any other agreements, arrangements, or understandings between the Company and any Holder of the Subordinated Notes, by its acquisition of this Note, each Holder (which includes each holder of a beneficial interest in this Note) acknowledges, accepts, consents to and agrees:

(i) to be bound by the effect of the exercise of the Bail-in Power by the Relevant Resolution Authority, which may include and result in any of the following, or some combination thereof:

•	the reduction of all, or a portion, of the Amounts Due on a permanent basis;

•

the conversion of all, or a portion, of the Amounts Due into Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person (and the issue to the Holder of such Common Equity Tier 1 instruments, securities or obligations), including by means of an amendment, modification or variation of the terms of the Subordinated Notes, in which case the Holder agrees to accept in lieu of its rights under this Note, any such Common Equity Tier 1 instruments, other securities or other obligations of the Company or another person;

•	the cancellation of this Note or Amounts Due;

•

the amendment or alteration of the maturity of this Note or amendment of the interest payable on this Note, or the date on which the interest becomes payable, including by suspending payment for a temporary period; and

(ii) that the terms of this Note are subject to, and may be varied, if necessary, to give effect to, the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Amounts Due” means the principal amount of, premium, if any, together with any accrued but unpaid interest, and Additional Amounts, if any, due on the Subordinated Notes. References to such amounts will include amounts that have become due and payable, but which have not been paid, prior to the exercise of the Bail-in Power by the Relevant Resolution Authority.

“Bail-in Power” means any power existing from time to time under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the Kingdom of Spain, relating to (i) the transposition of the BRRD, including its articles 48 and 59 (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), (ii) the SRM Regulation and (iii) the instruments, rules or standards created thereunder, pursuant to which any obligation of a Regulated Entity (or an affiliate of such Regulated Entity) can be reduced, cancelled, suspended, modified, or converted into shares, other securities, or other obligations of such Regulated Entity (or affiliate of such Regulated Entity).

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms or such other directive as may come into effect in place thereof, as amended from time to time.

“RD 1012/2015” means Royal Decree 1012/2015, of 6 November developing Law 11/2015, as amended or superseded from time to time.

“Regulated Entity” means any entity to which BRRD, as implemented in the Kingdom of Spain (including but not limited to, Law 11/2015, RD 1012/2015 and any other implementing regulations), or any other Spanish law relating to the Bail-in Power, applies, which includes, certain credit institutions, investment firms, and certain of their parent or holding companies.

“Relevant Resolution Authority” means the Spanish Fund for the Orderly Restructuring of Banks, the Bank of Spain, the European Single Resolution Board, as the case may be, according to Law 11/2015, and any other entity with the authority to exercise the Bail-in Power or any other resolution power from time to time.

“SRM Regulation” means Regulation (EU) No. 806/2014 of the European Parliament and of the Council of 15 July 2014, establishing uniform rules and a uniform procedure for the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund and amending Regulation (EU) No. 1093/2010, as amended or replaced from time to time.

The exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Subordinated Notes shall not constitute an event of default and the terms and conditions of the Subordinated Notes shall continue to apply in relation to the residual principal amount of, or outstanding amount payable with respect to, the Subordinated Notes subject to any modification of the amount of distributions payable to reflect the reduction of the principal amount, and any further modification of the terms that the Relevant Resolution Authority may decide in accordance with applicable laws and regulations relating to the resolution of credit institutions, investment firms and/or Company entities incorporated in the relevant member state.

No repayment or payment of Amounts Due, if any, on the Subordinated Notes, will become due and payable or be paid after the exercise of any Bail-in Power by the Relevant Resolution Authority if and to the extent such amounts have been reduced, converted, cancelled, amended or altered as a result of such exercise.

By its acquisition of this Note, each Holder of this Note, (which, for the purposes of this clause, includes each holder of a beneficial interest in this Note), to the extent permitted by the Trust Indenture Act, will waive any and all claims, in law and/or in equity, against the Trustee for, agree not to initiate a suit against the Trustee in respect of, and agree that the Trustee will not be liable for, any action that the Trustee takes, or abstains from taking, in either case in accordance with the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to this Note.

Additionally, by its acquisition of this Note, each Holder of this Note acknowledges and agrees that, upon the exercise of the Bail-in Power by the Relevant Resolution Authority:

(i) the Trustee will not be required to take any further directions from the Holders of the Subordinated Notes with respect to any portion of the Subordinated Notes that are written-down, converted to equity and/or cancelled under the Subordinated Debt Securities Indenture, which authorizes Holders of a majority in aggregate outstanding principal amount of the outstanding Subordinated Notes to direct certain actions relating to the Subordinated Notes; and

(ii) the Subordinated Debt Securities Indenture will not impose any duties upon the Trustee whatsoever with respect to the exercise of the Bail-in Power by the Relevant Resolution Authority;

provided, however, that notwithstanding the exercise of the Bail-in Power by the Relevant Resolution Authority, so long as the Subordinated Notes remain outstanding, there will at all times be a Trustee for the Subordinated Notes in accordance with the Subordinated Debt Securities Indenture, and the resignation and/or removal of the Trustee and the appointment of a successor Trustee will continue to be governed by the Base Indenture, including to the extent no additional supplemental indenture or amendment is agreed upon in the event the Subordinated Notes remain outstanding following the completion of the exercise of the Bail-in Power.

By its acquisition of this Note, each Holder of this Note acknowledges and agrees that neither a cancellation or deemed cancellation of the principal or interest (in each case, in whole or in part), nor the exercise of the Bail-in Power by the Relevant Resolution Authority with respect to the Subordinated Notes will give rise to a default for purposes of Section 315(b) (Notice of Default) and Section 315(c) (Duties of the Trustee in Case of Default) of the Trust Indenture Act.

By purchasing this Note, each Holder (including each beneficial owner) of this Note shall be deemed to have authorized, directed and requested DTC and any direct participant in DTC or other intermediary through which it holds this Note to take any and all necessary action, if required, to implement the exercise of the Bail-in Power with respect to the Subordinated Notes as it may be imposed, without any further action or direction on the part of such Holder.

Each Holder of this Note also acknowledges and agrees that the foregoing description of the Bail-in Power and its exercise is exhaustive on the matters described herein to the exclusion of any other agreements, arrangements or understandings relating to the application of any Bail-in Power to the Subordinated Notes.

Each Holder of this Note that acquires such Subordinated Notes in the secondary market (including each beneficial owner) shall be deemed to acknowledge, agree to be bound by and consent to the same provisions specified herein to the same extent as the Holders of the Subordinated Notes that acquire the Subordinated Notes upon their initial issuance, including, without limitation, with respect to the acknowledgment and agreement to be bound by and consent to the terms of the Subordinated Notes, including in relation to the Bail-in-Power.

Additional terms of the Subordinated Notes, including but not limited to events of default, remedies, payment of additional amounts in respect of withholding tax, substitution and variation of the Subordinated Notes upon certain regulatory events, and amendment are set forth in the Subordinated Debt Securities Indenture.

The Subordinated Debt Securities Indenture and the Subordinated Notes shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law provisions), except for Sections 12.01 and 12.02 of the Subordinated Debt Securities Indenture, Section 2.01(r) of the First Supplemental Indenture and the status of the Subordinated Notes, which shall be governed by and construed in accordance with the laws of The Kingdom of Spain, and except that the authorization and execution by the Company of the Subordinated Debt Securities Indenture and the Subordinated Notes shall be governed by (in addition to the laws of the State of New York relevant to execution) the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

The Subordinated Notes and this Note have been issued in the State of New York.